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                                 AMENDED AND RESTATED
                                        BYLAWS
                                          OF
                                CONTINENTAL GAS, INC.
                                     MAY 13, 1998


                                 ARTICLE I.  OFFICES

          The principal office of the Corporation in the State of Oklahoma shall be located in the City of Enid, County of Garfield. The Corporation may have such other offices, either with-in or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                              ARTICLE II.  SHAREHOLDERS

          SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the first Tuesday in the month of December in each year, at the hour of 10:00 o'clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oklahoma, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President or at the request of the holders of a majority of all the outstanding shares of the Corporation entitled to vote at the

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meeting.

          SECTION 3. PLACE OF MEETING. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at any other place, within or without the State of Oklahoma, designated by the President of the Corporation upon his receiving such a request in writing from the holders of a majority of the outstanding shares of the Corporation.

          SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than two (2) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholders at his address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid. Notice of any meeting may be waived in writing by any shareholder or by his attendance at the meeting. Such written waiver may be given before or after the meeting and shall be filed with Secretary.

          SECTION 5. ADJOURNED MEETINGS. If any meeting of the shareholders be adjourned for not more than forty (40) days, no notice as to such adjourned meeting need be given other than announcement at the meeting at which such adjournment is taken.

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          SECTION 6.  DETERMINATION OF VOTERS.  Each shareholder shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation ten (10) days prior to any such meeting. The stock ledger shall be the only evidence as to who are shareholders who are entitled to vote at any adjournment of any such meeting or to receive notice of the meeting, notwithstanding any transfer of any share on the books of the Corporation after said date.

          SECTION 7. VOTING LISTS. On the day of any meeting of the shareholders, the Secretary shall have available for inspection at the place of meeting the share ledger which shall show in alphabetical order all persons entitled to represent shares at the meeting.

          SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person to by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          SECTION 9.  PROXIES.  At all meetings of shareholders, a

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shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

          SECTION 10. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken without if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE III.  BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

          SECTION 2. NUMBER, ELECTION, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the entire board shall not be less than one (1) nor more than nine (9), and shall consist of two (2) directors until, within the limits above specified, a different number of directors, which shall constitute the wholte board, shall be determined by resolution of the board. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. At each annual meeting of shareholders, the shareholders shall elect directors for the ensuing year.

          SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual

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meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any one (1) director. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

          SECTION 5. NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any directors may waive notice of any meeting either before or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 6.  QUORUM.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the

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majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 7. ACTION WITHOUT A MEETING. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all members of the Board.

          SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum for the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          SECTION 9. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. Any director may also serve the Corporation in any other capacity and receive compensation therefor.

          SECTION 10. REMOVAL. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at any annual or special meeting of shareholders. In the event anyone or more directors are so removed, new directors may be elected at the same meeting.

          SECTION 11.  INTERESTED DIRECTOR.  Any director who

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also serves the Corporation in some other office or capacity shall be entitled to vote upon his own salary and such vote shall be counted as the votes of other directors are counted.

          SECTION 12. ANNUAL REPORT. The Board of Directors shall not be required to furnish an annual report to the shareholders.

          SECTION 13. POST-INCORPORATION SUBSCRIPTION. The Board of Directors shall have authority and power to act upon post-incorporation subscriptions.

                                ARTICLE IV.  OFFICERS

          SECTION 1. NUMBER. The officers of the Corporation shall be such officers as may be necessary to enable the corporation to sign instruments and stock certificates which comply with the Oklahoma General Corporation Act. Such officers may include a Chief Executive Officer, a President, one or more Vice-Presidents (who may be designated by different classes), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person, except for President and Secretary. None of the officers, except the President, need be directors.

          SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the

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shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent may be removed by a vote of the shareholders of a majority of the outstanding shares, with or without cause.

          SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 5. CHAIRMAN OF THE BOARD. The chairman of the board, if one has been elected, shall preside at all meetings of the board, shareholders and committees of which he is a member. He shall have such powers and perform such duties as may be authorized by the board of directors.

          SECTION 6. CHIEF EXECUTIVE OFFICER. If the board of directors has elected a chairman of the board, it may designate the chairman of the board as the chief executive officer of the

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corporation.  If no chairman of the board has been elected, or in his absence or inability to act, or if no such designation has been made by the board of directors, the president shall be the chief executive officer of the corporation. The chief executive officer shall (i) have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to any directions which may be given by the board of directors, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these bylaws or action of the board of directors, and shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

          SECTION 7. PRESIDENT. If the board of directors has elected a chairman of the board and designated such officer as the chief executive officer of the corporation, the president shall serve as chief operating officer and be subject to the control of the board of directors and the chairman of the board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chairman of the board. If the board of directors has not elected a chairman of the board, or if one has been elected and has not been designated the chief executive officer of the corporation, then

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the president shall be the chief executive officer of the corporation with the powers and duties provided in Article IV, Section 7, of these bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by the president to some other officer or agent of the corporation. The president may sign with the secretary or an assistant secretary, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the board of directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

          SECTION 8. VICE-PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or if there is more than one vice president, in the order designated by the board, absent such designation, in the order of their first election to that office) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the

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restrictions upon the President.  The Vice-President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President or by the Board of Directors.

          SECTION 9. SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders and of the Board of Directors that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(b) be custodian of the corporate records and that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; and (c) in general, perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 10. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit of all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Articles VI of these bylaws; (b) keep correct and complete records of account showing the financial condition of the Corporation and furnish a financial statement of financial condition whenever

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requested by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 11. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                      ARTICLE V.  INDEMNIFICATION OF DIRECTORS,
                                OFFICERS AND EMPLOYEES

          The Corporation shall indemnify any director, officer, or employee, or former directors, officers, or employees of the Corporation, or any person who may have served at its request as director, officer, or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer, or employee, except in relation to matters as to which he shall adjudge in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. The Corporation may also reimburse to any director, officer, or employee the reasonable costs of settlement of any such action, suit, or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the Corporation that such settlement be made and that such

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director, officer, or employee was not guilty of negligence or misconduct.  Such rights or indemnification and reimbursement shall not be deemed exclusive of any other right to which such director, officer, or employee may be entitled under bylaw, agreement, vote of shareholders, or otherwise.

                         ARTICLE VI.  NEGOTIABLE INSTRUMENTS,
                                 DEEDS AND CONTRACTS

          SECTION 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by laws, be signed by any two of the following officers: President, Vice-President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary.

          SECTION 2. EXECUTIVE OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or the Vice-President and attested by the Secretary, or an Assistant Secretary; and the Secretary or an Assistant Secretary, when necessary or required, shall affix the Corporate seal thereto.

          SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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               ARTICLE VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares and dates of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

          SECTION 2.  TRANSFER OF SHARES.  Transfer of shares of the
Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be

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the owner thereof for all purposes.

          SECTION 3. RESTRICTIONS ON TRANSFERS. Any transfer of stock of the Corporation, whether inter vivos, testate to by operation of law, shall be made only in the following manner;

                    (a) The transferor must first offer to the Corporation the right to redeem such shares upon the affirmative vote of a majority of the Board of Directors.

                    (b) If said offer, as provided in (a), is refused, the transferor must offer the stock to the other shareholders of the Corporation according to their proportionate holdings.

                    (c) If said offers as provided in (a) and (b) are refused, the transferor must offer the stock to any of the shareholders who may wish to purchase same.

                    (d) The consideration to be paid for transfers in accordance with (a), (b) and (c) shall be an amount equal to the proportion of the total fair market value of the assets of the Corporation which such stock bears to the total number of outstanding shares or the fair market value of said stock at the time of transfer, whichever is lesser.

                              ARTICLE VIII.  FISCAL YEAR

          The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

                                ARTICLE IX.  DIVIDENDS

          SECTION 1.  DECLARATION.  The Board of Directors may from

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time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its CertificateIncorporation.

          SECTION 2.  DETERMINATION OF SHAREHOLDERS ENTITLED TO DIVIDENDS.
The Board of Directors shall fix a time, not exceeding forty (40) days preceding date of payment, as a record date for the determination of shareholders entitled to dividends, and only registered shareholders on the date so fixed shall be entitled to such dividends, notwithstanding any transfers of any shares on the books of the Corporation after the record date.

          The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".

                                ARTICLE X.  AMENDMENTS

          These bylaws may be altered, amended or repealed or new bylaws may be adopted in accordance with the Corporation's Certificate of Incorporation and the Oklahoma General Corporation Act.

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